Exhibit 10.13

FIRST SUPPLEMENTAL INDENTURE

dated as of February 1, 2011

with respect to the:

INDENTURE

Dated as of October 1, 2009

among

DEL MONTE CORPORATION, as Issuer

THE GUARANTOR PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of February 1, 2011, to the Indenture dated as of October 1, 2009 (as amended and supplemented to the date hereof, the “Indenture”), by and among Del Monte Corporation, a Delaware corporation (the “Company”), the Guarantor party hereto (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) for the Company’s 7 1/2 % Senior Subordinated Notes due 2019 (the “Notes”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture and the Company has issued the Notes pursuant to the Indenture and the Guarantor has issued its guarantee thereof;

WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a Board Resolution, the Guarantor and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in aggregate outstanding principal amount of the Notes;

WHEREAS, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 24, 2010, among Blue Acquisition Group, Inc., Blue Merger Sub Inc. (“Merger Sub”) and Del Monte Foods Company (the “Merger”), Merger Sub has (i) offered to purchase for cash, any and all of the outstanding Notes upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated January 19, 2011 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, and, together with the Statement, with respect to the Notes, the “Offer”), from each Holder of such Notes and (ii) has solicited consents to certain amendments to the Indenture pursuant to the Statement;

WHEREAS, in accordance with Section 9.02 of the Indenture, the written consent of the Holders of at least a majority in aggregate outstanding principal amount of the Notes has been received to effect the proposed amendments set forth herein;

WHEREAS, the Company is authorized to enter into this First Supplemental Indenture by a Board Resolution, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this First Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make the Indenture, as supplemented by this First Supplemental Indenture, a valid and binding obligation for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, for and in consideration of the foregoing premises, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree as follows:

A G R E E M E N T S

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2.01. Amendments to Indenture and Notes.

(a) The following Sections of the Indenture, including the Table of Contents and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section or Subsection Number	Caption
SECTION 4.04	Payment of Taxes
SECTION 4.08	SEC Reports
SECTION 4.10	Limitation on Restricted Payments
SECTION 4.11	Limitation on Transactions with Affiliates
SECTION 4.12	Limitation on Incurrence of Additional Indebtedness
SECTION 4.13	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
SECTION 4.17	Limitation on Preferred Stock of Restricted Subsidiaries
SECTION 4.18	Limitation on Liens
SECTION 4.19	Limitation on Guarantees by Domestic Restricted Subsidiaries
SECTION 4.20	Rule 144A Information
SECTION 4.21	Termination of Certain Covenants

(b) Subclauses (ii) and (iii) of Section 5.01(a) of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

(c) Subclauses (iii) and (iv) of Section 5.05(a) of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

(d) Subclauses (3), (4), (5) and (8) of Section 6.01(a) of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

(e) All references made to a provision in the Indenture or the Notes deleted pursuant to the amendments set forth in Subsections (a) through (d) of this Section 2.01 shall be deleted in their entirety from the Indenture and the Notes, and any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (d) of this Section 2.01 shall be deleted in their entirety from the Indenture. The applicable provisions of the Notes, including without limitation Section 7 thereof, shall be deemed amended to reflect the amendments to the corresponding provisions of the Indenture that are amended pursuant to Subsections (a) through (d) hereof.

SECTION 3.01. Effectiveness of First Supplemental Indenture; Amendments Becoming Operative. This First Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto; provided that the amendments set forth in Section 2.01 will not become operative until immediately prior to the first acceptance for payment of Notes pursuant to the Offer provided that the Merger shall have occurred or be occurring concurrently with such acceptance.

SECTION 4.01. The Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.

SECTION 5.01. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 6.01. This First Supplemental Indenture is a Supplement to The Indenture. This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

SECTION 7.01. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

SECTION 8.01. References to This First Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 9.01. Effect of This First Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

SECTION 10.01. Severability. In the event that any provisions of this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.01. Trust Indenture Act. If any provisions hereof limit, qualify, or conflict with any provisions of the TIA required under the TIA to be a part of and govern this First Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.

SECTION 12.01. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto have caused this First Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

ISSUER:

DEL MONTE CORPORATION

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

GUARANTOR:

DEL MONTE FOODS COMPANY

By:	/s/ Richard L. French
Name:	Richard L. French
Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

[Signature Page to First Supplement Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Alex Briffett
Name:	Alex Briffett
Title:	Authorized Signatory

[Signature Page to First Supplement Indenture]